THE PREMCOR REFINING GROUP INC. AND SUBSIDIARIES                                                                          Exhibit 12
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in millions)



                                                                                For the year ended December 31,
                                                             ---------------------------------------------------------------
                                                                   1997        1998         1999        2000         2001
                                                             ---------------------------------------------------------------
Earnings Available for Fixed Charges
        Pretax earnings (loss) from continuing operations
           before minority interest                               $ (47.9)    $ (48.9)     $ (64.6)     $ 82.2      $ 244.7
        Fixed charges                                                57.2        65.6        110.9       145.3        148.2
        Amortization of capitalized interest                          0.1         0.1          0.2         0.8          3.4
        Capitalized interest                                         (1.4)       (3.0)       (22.8)      (62.1)        (5.3)
        Other (1)                                                    (1.3)        0.5            -        (0.2)           -
                                                             ---------------------------------------------------------------
                                                                    $ 6.7      $ 14.3       $ 23.7     $ 166.0      $ 391.0
                                                             ===============================================================

Fixed Charges
      Interest expense                                             $ 44.7      $ 61.4       $ 89.2     $ 129.9      $ 129.8
      Financing costs                                                11.0         2.4         17.5        12.1         15.4
      Interest factor attributable to rent expense                    1.5         1.8          4.2         3.3          3.0
                                                             ---------------------------------------------------------------
                                                                   $ 57.2      $ 65.6      $ 110.9     $ 145.3      $ 148.2
                                                             ===============================================================

Ratio of Earnings to Fixed Charges                                   0.12        0.22         0.21        1.14         2.64

                                                                     For the six
                                                                     months ended
                                                                   2001        2002
                                                             -------------------------
Earnings Available for Fixed Charges
        Pretax earnings (loss) from continuing operations
           before minority interest                               $ 223.1    $ (209.4)
        Fixed charges                                                76.4        62.7
        Amortization of capitalized interest                          1.6         1.6
        Capitalized interest                                         (2.6)       (3.1)
        Other (1)                                                       -           -
                                                             -------------------------
                                                                  $ 298.5    $ (148.2)
                                                             =========================

Fixed Charges
      Interest expense                                             $ 67.5      $ 53.5
      Financing costs                                                 7.6         7.6
      Interest factor attributable to rent expense                    1.3         1.6
                                                             -------------------------
                                                                   $ 76.4      $ 62.7
                                                             =========================

Ratio of Earnings to Fixed Charges                                   3.91       (2.36)

      (1) Represents adjustments to reflect only distributed earnings of investments accounted for under the equity method.